Exhibit 10.88

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 25 day of March 2004, by and between Invisa, Inc., a Nevada corporation. (the "Company") and Charles Yanak (the "Employee"). RECITALS:

         WHEREAS, Employee wishes to be employed by the Company, and the Company wishes to employ the Employee.

         WHEREAS, the parties acknowledge that the Company has advised Employee that the auditor's opinion which accompanies the Company's Financial Statements for the year ended December 31, 2003, may express concern over the Company's ability to remain a "going concern".

         WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations in respect to Employee's employment with the Company.

         NOW, THEREFORE, in consideration of Employee's employment and in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Company and the Employee agree as follows:

         1. EMPLOYMENT AND TERM. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee's employment under this Agreement shall commence on the date hereof, and shall continue in effect for a period of 36 months from the date hereof and it shall terminate at the end of said 36-month period ("Termination Date"), unless earlier terminated pursuant to Paragraph 6 herein below.

         2. DUTIES. The Employee is employed by the Company to perform the duties specified from time to time by Board of Directors and as set forth on Exhibit "A" which is attached hereto, incorporated herein and made a part hereof ("Duties").

         3. COMPENSATION. As compensation for Employee performing the Duties, the Company shall pay Employee the compensation as set forth on Exhibit "B" which is attached hereto, incorporated herein and made a part hereof ("Compensation").

         4. VACATIONS. Employee shall be entitled each year to a vacation as provided in Exhibit "B", during which time Employee's Compensation shall be paid in full.


         5. FRINGE BENEFITS AND REIMBURSEMENT OF EXPENSES.

            a. Employee shall be entitled to participate in any group plans or programs maintained by the Company, if any, such as health insurance or other related benefits as may be in effect from time to time and offered to the other employees of the Company ("Benefits").

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                                                                              2



            b. Company acknowledges that it will pay for reasonable expenses incurred by Employee in furtherance of his duties to the Company, which shall include, without limitation, expenses for entertaining, travel and similar items. All such expenses will be in incurred in accordance with policies adopted by the Company from time to time.

            c. The Company shall provide Employee actual gasoline expenses for Company business at IRS rates.


         6. TERMINATION OF EMPLOYMENT.

            6.1 Prior to the Termination Date, this Agreement and all the rights and obligations of the parties hereto shall terminate immediately: (i) in the event of the Employee's death; or (ii) if the Company ceases to conduct business.

            6.2 Prior to the  Termination  Date,  the Company may,  upon written notice to the Employee, immediately thereafter terminate the Employee's employment for proper cause, pursuant to the grounds set forth herein ("For Cause"), and in the event of such For Cause termination, the Employee shall not be entitled to any Compensation or Lump Sum Severance Package Compensation as hereinafter defined following the date set forth on the written notification of such For Cause termination, other than options that are fully vested as of the date of the For Cause termination. The grounds for For Cause termination are the occurrence of any of the following: (i) indictment of Employee on felony charges; (ii) Employee's engagement in illegal business practices in connection with the Company's business; (iii) Employee's intentional and material misappropriation of the Company's assets; (iv) the Employee's breach of: Company policies; this Agreement; the Covenant Not To Compete Agreement attached hereto as Exhibit "C"; the Confidentiality/Waiver of Interest Agreement attached hereto as Exhibit "D". With respect to a For Cause termination under (iv), the written notice will provide the Employee 10 days within which to cure the breach ("Cure Period"), and if it is not cured within that period, the For Cause termination will become immediately effective. With regard to the Covenant Not to Compete Agreement attached as Exhibit "C" and the Confidentiality/Waiver of Interest Agreement attached as Exhibit "D", the Cure Period will run concurrently with (and not be in addition to) the Mediation Period as defined in Exhibits "C" and "D".

            6.3 Prior to the Termination Date, the Company may, upon 30 days written notice to the Employee, immediately thereafter terminate the Employee's employment without cause (For Cause being limited to the grounds set forth in Paragraph 6.2 herein above). In the event of such without cause termination, the Company shall pay to Employee, a lump sum severance payment in an amount equal to the Compensation (as set forth on Exhibit "B") and Benefits as described in Paragraph 5 hereinabove, which would have been due and owing to Employee during the six-month period following the date of such termination as if such termination had not occurred ("Lump Sum Severance Package Compensation"). The Lump Sum Severance Package Compensation shall be paid to Employee within 30 days of the termination.

            6.4 This agreement may be terminated by the Company upon 30 days written notice to the Employee, if Employee shall become disabled. Employee is deemed disabled for purposes of this Agreement if: (1) Employee has been declared legally incompetent by a final court decree; or (2) Employee has been found to be disabled pursuant to a Disability Determination. The date on which the Court determined that the disability occurred or the date the Disability


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                                                                              3


Determination determines the disability commenced shall be date this agreement is deemed terminated. A Disability Determination means a finding that Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to the Company and that such disability is determined or reasonably expected to last at least six (6) months. The Disability Determination shall be based on the written opinion of the physician regularly attending the Employee regarding the disability is in question. The date of such written opinion is the date on which the disability will be deemed to have occurred. If Employee is terminated in accordance with the provisions of this paragraph, Employee shall receive a lump sum disability severance payment in an amount equal to the Compensation (as set forth on Exhibit "B") and Benefits as described in Paragraph 5 hereinabove which would have been due and owing to Employee during the six-month period following the date of such termination ("Lump Sum Disability Severance Package Compensation"). Any salary or benefits paid after the date that this Agreement is deemed terminated due to disability shall be offset against the Disability Severance Package. The parties acknowledge and agree that in the event of termination under (1) or (2) of this Paragraph, the sole severance package compensation Employee shall be entitled to receive from the date of such termination shall be the Lump Sum Disability Severance Package Compensation and no other compensation, other than options that are fully vested as of the date of the termination. The Lump Sum Disability Severance Package Compensation shall be paid to Employee within 30 days of the termination.

            6.5 Prior to the Termination Date, in the event that (1)there shall be a Change in Control (as defined below) in the Company or (2) the scope of Employee's duties with the Company shall significantly change, the Employee may, upon 30 days written notice to the Company given within 30 days of the change set forth in (1) or (2) above, terminate Employee's employment with the Company, and in such event, Employee shall not be entitled to any compensation following the date of such termination, other than options that are fully vested as of the date of the termination.

        For purposes of this Agreement, the term "Change in Control" shall mean:

         (i) The acquisition by any individual or entity of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company in one transaction or

         (ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination) unless, following such Business Combination, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination is owned by the Company's shareholders ; or

         (iii) The individuals who on the date of this Agreement constitute the Board of Directors or the senior executive management of the Company thereafter cease to constitute at least a majority thereof.

            6.6 In the event this Agreement is not terminated prior to its Termination Date as set forth hereinabove in this Paragraph 6, then in such event this Agreement shall terminate upon the Termination Date.

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                                                                              4



         7. NON-COMPETITION. Simultaneously with his execution of this Agreement Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit "C" which is attached hereto, incorporated herein and made a part hereof The parties acknowledge and agree that the mediation provisions and remedy provisions of the Covenant Not to Compete Agreement as set forth in Paragraphs 4 and 5 respectively thereof are the dispute resolution and remedy provisions that govern the parties under the Covenant Not to Compete Agreement and Paragraph 13 of this Agreement is not applicable thereto.

         8. CONFIDENTIALITY/WAIVER OF INTEREST. Simultaneously with his execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit "D" which is attached hereto, incorporated herein and made a part hereof The parties acknowledge and agree that the mediation provisions and the remedy provisions of the Confidentiality/Waiver of Interest Agreement as set forth in Paragraphs 7 and 8 respectively thereof are the dispute resolution and remedy provisions that govern the parties under the Confidentiality/Waiver of Interest Agreement and Paragraph 13 of this Agreement is not applicable thereto.

         9. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

         TO THE COMPANY:                          TO THE EMPLOYEE:

         Invisa, Inc.                             Charles Yanak
         4400 Independence Court                  1001 Doans Way
         Sarasota, FL 34234                       Blue Bell, PA 19422

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         10. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court, arbitrator or arbitration panel, as the case may be, may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

         11. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and Company regarding the employment of Employee.

         12. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

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                                                                              5



         13. MEDIATION/ARBITRATION PROVISION. The parties shall in good faith endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement first by mediation through a mediator selected by the parties and if not resolved by mediation, then the parties agree to resolve all claims or disputes by binding arbitration in accordance with this Section. The party seeking mediation shall submit a written notice for mediation to the other party (the "Notice"). The parties shall agree on a mediator and mediation date within ten business (10) days from the date of the Notice. If the parties are unable to agree upon a mediator and mediation date within ten (10) business days from the date of the Notice, the matter shall, within twenty (20) business days from the date of the Notice, be referred to the American Arbitration Association for final and binding arbitration. If the matter is mediated but not resolved by mediation, the matter shall, within ten (10) days from the last mediation proceeding, be referred to the American Arbitration Association for final and binding arbitration. The arbitration proceedings shall take place in Sarasota County, Florida and shall be governed by the Florida Arbitration Code and the rules pertaining to commercial arbitration of the American Arbitration Association then in effect (except the provisions of this paragraph shall govern if in conflict with such rules). There shall be one arbitrator if the amount in controversy is less than twenty four thousand dollars ($24,000), and otherwise there shall be three arbitrators. The arbitration award may be entered in any court of competent jurisdiction, as provided for in this Agreement, for an order of enforcement if necessary. The costs of the arbitration shall be divided equally between the parties. No party shall be entitled to recover attorneys fees incurred in any arbitration proceeding from the other party. However, if either party is required to take legal action to enforce or collect the award, the prevailing party in such legal action shall be entitled to collect all costs and reasonable attorney's fees and other expenses from the other party.

            14. EMPLOYEE REPRESENTATION. Employee represents that he is currently not subject to any contract, agreement or understanding with any other party or entity that restrict his employment in any way or provides for any not compete or non-disclosure obligations upon Employee, other than as set forth in Exhibit C hereto, copies of which agreements are attached to such Exhibit.

           15. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by A writing duly authorized and executed by all parties.

           16. DRAFTSMAN. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and the Employee.

           17. SEC COMPLIANCE. Employee acknowledges that the Company, as of the date hereof, is a "Reporting Company" under the Securities Exchange Act of 1934 as amended (the "Act"). While the Company remains a Reporting Company, its officers and directors, and certain shareholders are required to file periodic reports under Section 16, as it relates to the ownership, acquisition and disposition of their equity of Invisa, Inc. Employee agrees that he will timely file Section 16 reports regarding his equity ownership of Invisa, Inc. Employee further agrees that he will abide by Regulation FD and Invisa, Inc.'s written policies as may adopted from time to time regarding insider trading and disclosure of non-public information.

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                                                                              6



         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

THE COMPANY:                                       EMPLOYEE:
INVISA, INC.



BY: ________________________________               _____________________________
         Herbert M. Lustig                         Charles Yanak
         President, and CEO

                                   EXHIBIT "A"



                              EMPLOYMENT AGREEMENT


                              between Invisa, Inc.


                                       and


                                  Charles Yanak


In accordance with Paragraph 2, Employee shall perform the following duties:

         From March 25, 2004 to March 24, 2007, Employee shall be employed as the Vice President, Marketing & Business Development ("VP") of the Company. As VP, Employee shall work with the President and CEO to establish marketing and sales strategies for the Company, as well as establishing revenue targets - including those for systems, hardware, development contracts and licensing. In addition, VP shall have decision-making authority for budgeting and personnel issues relating to marketing and sales within the Company. Employee shall report to and be subject to the supervision of the President and CEO.

                                   EXHIBIT "B"


                              EMPLOYMENT AGREEMENT


                              between Invisa, Inc.
                                       and
                                  Charles Yanak

         In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:

1. The salary to be paid by Employer hereunder shall be $150,000 per year, gross salary, payable monthly in two increments (less customary withholding for federal and state employment taxes).

2.   Three weeks vacation.

3.   Stock Option.

     As soon as practicable after the date of the Employment Agreement and, upon amending the 2003 Stock Option Plan raising the number of options subject to the Plan or the adoption of a new Plan, the Company will grant to the Employee options ("Options") to purchase up to 150,000 shares of the Company's common stock. To the maximum extent permitted by law, such Options shall be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The balance of the options shall be non-qualified options. The option exercise price for the Options shall equal the market price on the date of the grant of the options. The Options will be subject to the terms and conditions specified below and such other terms and conditions as reasonably agreed to by the Company and the Employee and set forth in the Option Agreements which will evidence the grant of the Options. The Options:

     a. will vest as to 37,500 shares of the common stock subject to the Options on December 25, 2004, and as to an additional 12,500 shares of the common stock subject to the Options on each of March 25, 2005, June 25, 2005, September 25, 2005, December 25, 2005, March 25, 2006, June
         25, 2006, September 25, 2006, December 25, 2006, and March 25, 2007

     b.  will  provide for  acceleration  in full of vesting upon the closing of
         (A) a sale, merger or other transaction by one or more of the shareholders of the Company of more than 50% of the Company's common stock to one person or entity which is not directly or indirectly related to, or affiliated with, the seller(s) of such common stock; or
         (B) a sale or exchange of substantially all of the assets of the Company;

     c. will have a term of 5 years from the date of grant, subject to early termination upon termination of employment in accordance with the terms of the Stock Option Plan.

     d.  will have customary anti-dilution protection,

     e. will not subject any shares acquired upon exercise of the Options to any transfer restrictions, repurchase rights of rights of first refusal (other than compliance with applicable securities laws), lock-up provisions, or repurchase rights in favor of the Company or any other person; and

     f. will provide that the option exercise price may be paid in cash or in shares of Company common stock owned by the Employee for at least six months.

4.   Special Living Allowance

     During the first year of employment, the Employee shall receive a Special Living Allowance of $1,500 per month to compensate employee for local rental and automobile costs. The amount of this allowance will be renegotiated between Company and Employee for years two and three of this Agreement.

4

                             COVENANT NOT TO COMPETE
                                  INVISA, INC.

         This Covenant Not to Compete is made and entered into by and between Invisa, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and Charles Yanak (hereinafter referred to as the "Second Party").

                                    RECITALS:

         WHEREAS, the Company is in the business of developing, manufacturing and marketing safety and security systems based upon proprietary technology; and

         WHEREAS, Second Party is an employee of the Company; and

         WHEREAS,   Second  Party   acknowledges  that  the  Company's  business
activities extend throughout the world; and

         WHEREAS, Second Party acknowledges that through consulting and employment he has and/or will acquire a special knowledge of the processes, technologies, drawings, designs and methods of manufacture of the Company's products; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively referred to and defined as "Confidential Information"); and

         WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as the "Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party engaged in competitive activities with the Company anywhere in the United States of America; and

         WHEREAS, the Company and Second Party, pursuant to the provisions of Florida Statute 542.33 and 542.335 and the provisions of this Agreement, wish to enter into an agreement as embodied herein whereby Second Party will refrain from owning, managing, or in any manner or capacity working for a business conducting business activities which are in competition with those of the Company as defined herein and from soliciting customers of the Company and employees of the Company for competitive purposes as defined herein during Second Party's employment with the Company and during the period of two years after Second Party's cessation of employment for whatever reason with the Company in the geographical location of anywhere within the United States of America.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which are acknowledged by the parties, including, but not limited to, the Second Party's employment with the Company and the continuation of the Second Party's employment with the Company, the parties mutually agree as follows:

         1. CONFIRMATION OF RECITALS - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

         2. DEFINITION OF COMPETITION - For purposes of this Agreement:

            a. Except as set forth in c. and d. below, "Competition" shall mean the creation, development, manufacture or sale of products or systems using presence sensing technology, based upon capacitance and/or near field (two meters or less) radio frequency, developed or acquired by the Company on an exclusive basis.

            b. "Competition shall also mean the creation, development, manufacture or sale of products or systems that are based upon any other technology developed or acquired by the Company on an exclusive basis ("New Technology").

            c. Unless the based upon items below are part of New Technology, "Competition" shall NOT mean the creation, development, manufacture or sale of products or systems used for sensing that are based upon lenses, beams, or emitters (current examples being passive infrared, heat detection, microwave, radio frequency (which is not in combination with capacitance and which is limited to far field [greater than two meters]), laser, ultrasonic, cameras, or systems based on beams of light).

            d. "Competition" shall NOT mean the creation, development, manufacture, sale or resale of products or systems which would otherwise be within the definition of Competition, but which have been expressly authorized or sanctioned by the Company through the sale of products, license, distribution, or other written agreements.

         3. NON-COMPETE - The Second Party will not do, or intend to do, any of the following, either directly or indirectly, during Second Party's employment with the Company and during the periods set forth below after Second Party's cessation of employment with the Company, anywhere within in the United States of America:

            a. Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which conducts operations or activities that are in Competition with those of the Company for six months after cessation of employment with the Company; or

            b. Solicit prior, current or future customers of the Company for any purpose in Competition with the Company; for one year after cessation of employment with the Company or

            c. Solicit any current or future employees employed by the Company without the Company's consent for one year after cessation of employment with the Company.

            The Second Party and Company agree that the phrase "Second Party's cessation of employment with the Company" as used in this Agreement, refers to any separation of Second Party from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or the Second Party (hereinafter referred to and defined as "Second Party's Cessation of Employment"). For purposes of this Agreement and for purposes of determining activity which is covered by the non-compete provisions of this Agreement, Second Party's Cessation of Employment shall not include termination of employment by the

Company without cause unless all severance obligations of the Company are being fully and completely honored and satisfied by the Company. In the event that the Company terminates Second Party's employment without cause and fails to fully and completely honor and satisfy the severance provisions, so long as such failure shall continue this Covenant Not to Compete shall be unenforceable and of no effect.

         4. MEDIATION - In the event the Company deems that Second Party has breached this Agreement, the Company and Second Party agree that prior to the Company pursuing its remedies under Paragraph 5 below, the Company and Second Party shall, in good faith, endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement, first by mediation. The mediation shall be conducted by a mediator selected by the parties, and shall be concluded not more than 10 business days following the Company's delivery of notice of breach to the Second Party (the "Mediation Period"). In the event the parties are unable to reach a resolution during the Mediation Period, the Company shall then be entitled to seek relief in accordance with Paragraph 5. The parties acknowledge and agree that the Cure Period as defined in Paragraph
6.2 of the Employment Agreement between the Second Party and the Company to which this Agreement is attached as Exhibit "C" shall run concurrently with (and not be in addition to) the Mediation Period.

         5. INJUNCTION AND DAMAGES - Second Party agrees that this Agreement is important, material, confidential, and gravely affects the effective and successful conduct of the business of the Company, and it effects its reputation and good will and is necessary to protect the Company's Legitimate Business Interests. Second Party recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone, and Second Party therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction ("Court") if granted by the Court. Second Party further agrees that in the event of Second Party's breach of any covenant or agreement contained herein, the Company, in addition to its right to obtain injunctive relief, shall further be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

         6. MISCELLANEOUS - Wherever used in this Agreement, the phrase "directly or indirectly" includes, but is not limited to Second Party acting through Second Party's wife, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which Second Party is affiliated with in any capacity. Upon approval of a majority of the Company's Board of Directors, the Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors of the Company and specifically stating what is waived. The rights of the
Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in any way. This Agreement survives after the Second Party's Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. This Agreement is intended to be a valid contract under Sections 542.33 and 542.335, Florida Statutes. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable or determines this Agreement to be unreasonable, then said court may reduce the geographical area and/or the length of time provisions herein, in order to make this Agreement enforceable and reasonable. This Agreement shall be governed by Florida law. The parties agree that venue for any action brought under this Agreement shall be in Sarasota County, Florida. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

         7. SECOND PARTY ACKNOWLEDGMENT - The Second Party acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

         Executed this 25th day of March 2004.

    INVISA INC.                                      SECOND PARTY


By: ____________________________________             __________________________
    Herb M. Lustig                                   Charles Yanak
    President, CEO and Authorized Representative

                  CONFIDENTIALITY/WAIVER OF INTEREST AGREEMENT


         THIS AGREEMENT is made and entered into by and between Invisa, Inc. a Nevada corporation (hereinafter referred to and defined as the "Company") and Charles Yanak (hereinafter referred to and defined as the "Second Party").

         WHEREAS, the Company is in the business of creating, developing, manufacturing and marketing safety and security systems using technology, based upon radio frequency and/or capacitance sensing developed or acquired by the Company on an exclusive basis (the "Technology").

         WHEREAS, the Company is the owner of the Technology, and all future inventions, improvements, modifications or alterations to the Technology; and

         WHEREAS, Second Party is an employee and officer of the Company who stands to benefit if the Company is successful and profitable through meeting its business goals and objectives; and

         WHEREAS, Second Party is fully aware and knowledgeable of the Company's
products   utilizing  the   Technology  in  existence  as  of  the  date  hereof
("Products"); and

         WHEREAS, Second Party recognizes that by virtue of Second Party's relationship with the Company, Second Party has or will acquire a special knowledge of the Company's Confidential Information as defined in Paragraph 4 of this Agreement ("Confidential Information") and the Information as defined in Paragraph 5 of this Agreement ("Information"); and

         WHEREAS, Second Party acknowledges that the Company's Confidential Information and the Information represent valuable, special and unique assets of the Company; and

         WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information, Information, and the Company's customer goodwill (hereinafter referred to and defined as "the Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party would divulge or disclose the Confidential Information or the Information to any third-party while the Second Party is an Employee of the Company. or thereafter as set forth in this Agreement; and

         WHEREAS, in addition to the foregoing, the Second Party acknowledges that it is in Second Party's and the Company's best interest that the Technology and any future improvements, modifications, or alterations to the Technology, and any products related thereto developed by or with the assistance of Second Party shall be the exclusive property of the Company.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which are acknowledged by the parties, including, but not limited to, the Second Party's employment with the Company and the continuation of the Second Party's employment with the Company, the parties mutually agree as follows:

         1. CONFIRMATION OF RECITALS. The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and are made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

         2. WAIVER OF INTEREST. Second Party acknowledges and agrees that the Company shall be the sole and exclusive owner of all rights in or to the Technology and the Products and all drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Technology and the Products whether developed by Second Party or otherwise, including any patent applications, patents, trade names, trademarks, and copyrights related thereto.

                  Accordingly, Second Party irrevocably, perpetually, and absolutely assigns and relinquishes to the Company all right, title, claim or interest Second Party has or may have in or to the Technology and the Products and all drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Technology and the Products, whether developed by Second Party or with the assistance of Second Party, including any patent applications, patents, trade names, trademarks and copyrights related thereto, and Second Party agrees to execute any and all documentation necessary to effectuate the above described transfer of ownership.

         3. FUTURE IMPROVEMENTS. Second Party acknowledges and agrees that the provisions of Paragraph 2 above shall govern and apply to any improvements, modifications or alterations to the Technology and the Products as fully and completely it as applies to the Technology and the Products in existence on the date hereof. Second Party further acknowledges and agrees that the provisions of Paragraph 2 above shall govern and apply to any new technologies and products of the Company and any improvements, modifications, or alterations to new technologies and products of the Company.

         4. CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" shall mean any information and data, including but not by way of limitation, the following: product information, sources of supply, contractual relationships, other advantageous relationships, prototypes, sales, marketing and distribution strategies, customer lists, financial information, and any other information and data, whether in oral, written, or electronic form. The information and data covered under this Paragraph shall be deemed "Confidential Information" only if all of the following criteria are satisfied: 1) the information and data relates to the business of the Company; and 2) the information and data are the property of the Company. Second Party shall maintain the Confidential Information, on a confidential basis, and not disclose nor divulge same to any third party, during the term of Second Party's Employment Agreement with the Company and for a period of five years thereafter, except as otherwise provided below:

         (a)    with advance approval of the Company;

         (b) information already in the possession of a third party prior to employment and not disclosed to said third party by Second Party;

         (c)    information which is part of the public domain;

         (d) information which is disclosed pursuant to a lawful requirement or good faith obligation to a governmental agency;

         (e) information which was developed independently by the Second Party not in violation of this Agreement.

         5. FIVE-YEAR NON-DISCLOSURE. Second Party agrees that he will keep confidential, and not disclose or divulge to any third party during the term of Second Party's Employment Agreement with the Company and for a period of five years thereafter, all information, including any formula, pattern, compilation, program, device, method, technique, process, schematic, drawing, whether in oral, written or electronic form, that describes the Technology which the Company has chosen not to patent or protect through any other form of generally accepted intellectual property protection (`information"). For the purposes of this Agreement, the Information shall not include:

         (a) Information that Second Party disseminates with advance approval of the Company;

         (b) Information already in the possession of a third party prior to employment and not disclosed to said third party by Second Party;

         (c)    Information which is part of the public domain;

         (d) Information which is disclosed pursuant to a lawful requirement or good faith obligation to a governmental agency;

         (e) Information which was developed independently by the Second Party not in violation of this Agreement.

         6. NON-PUBLIC INFORMATION. Second Party acknowledges that the Company is a public company which is reporting under the Securities Exchange Act of 1934, and accordingly, is subject to certain restrictions with regard to the dissemination of information which is otherwise not generally publicly available ("Material Non-Public Information"), including, but not limited to, the requirements of Regulation FD under the Securities Act of 1933, as amended.

         7. MEDIATION. In the event the Company deems that Second Party has breached this Agreement, the Company and Second Party agree that prior to the Company pursuing its remedies under Paragraph 8 below, the Company and Second Party shall, in good faith, endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement, first by mediation. The mediation shall be conducted by a mediator selected by the parties, and shall be concluded not more than 10 business days following the Company's delivery of notice of breach to the Second Party (the "Mediation Period"). In the event the parties are unable to reach a resolution during the Mediation Period, or the mediation has not occurred or reached resolution within the Mediation Period, the Company shall then be entitled to immediately pursue injunctive relief and any other remedy in accordance with Paragraph 8. The parties acknowledge and agree that the Cure Period as defined in Paragraph 6.2 of the Employment Agreement between the Second Party and the Company to which this Agreement is attached as Exhibit "D", shall run concurrently with (and not be in addition to) the Mediation Period.

         8. INJUNCTION AND DAMAGES. Second Party agrees that this Agreement is important, material and gravely affects the effective and successful conduct of the business of the Company, and it also affects the Company's reputation and goodwill, and is necessary to protect the Company's Legitimate Business Interests. The Second Party further recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained in this Agreement and cannot be compensated by monetary damages alone. Accordingly, the Second Party agrees that, in addition to and without limiting any other remedies or rights that the Company may have, the Company shall have the right to obtain injunctive relief, both temporary and permanent. against the Second Party from any court of competent jurisdiction ("Court") if granted by the Court. In addition to said injunctive relief, the Company shall also be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for enforcement of any type under this Agreement shall be in Sarasota County, Florida.

         10. SURVIVORS. This Agreement survives after Second Party is no longer an employee of the Company.

         11. MISCELLANEOUS. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. Upon approval of a majority of the Company's Board of Directors, the Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors of the Company and specifically stating what is waived. The rights of the Company under this Agreement may be assigned; however, the covenants and agreements of the Second Party pursuant to this Agreement cannot be assigned. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict the Agreement in any way. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

         12. SECOND PARTY ACKNOWLEDGMENT. The Second Party acknowledges that Second Party has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

Executed this 25th day of March 2004.


    INVISA, INC.                                      SECOND PARTY





By: ___________________________________               _________________________
    Herb M. Lustig                                    Charles Yanak
    President, CEO and Authorized Representative